Attorneys at Law
                                                                 Suite 2800
                                                      1100 Peachtree Street
          KILPATRICK STOCKTON LLP
                                               Atlanta, Georgia  30309-4530
                                                    Telephone: 404.815.6500
                                                    Facsimile: 404.815.6555

                                             E-mail: dstockton@kilstock.com
          August 29, 1997
                                                  Direct Dial: 404.815.6444


Miller Industries, Inc.
3220 Pointe Parkway
Suite 100
Norcross, Georgia  30092


      Re:   Form S-3 Registration Statement

Gentlemen:

      At your request, we have acted as counsel for Miller Industries, Inc., a Tennessee corporation (the "Company"), in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") relating to [5,642,567] shares of Common Stock, $0.01 par value per share, of the Company (the "Common Stock"), which may be offered for sale from time to time by certain selling shareholders (the "Selling Shareholders").

          As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials, officers of the Company and other instruments relating to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinions herein expressed. On the basis of the foregoing, it is our opinion that the shares of the Common Stock to be sold by the Selling Shareholders as described in the Registration Statement were validly issued by the Company and are fully-paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                   Sincerely,

                                   KILPATRICK STOCKTON LLP


                                   By:  /s/ David A. Stockton
                                       David A. Stockton, a partner